Exhibit 99.1
Cardtronics Announces Results to Date of Tender Offer and Consent Solicitation for its 9 1/4% Senior Subordinated Notes due 2013
HOUSTON, August 26, 2010 — Cardtronics, Inc. (NASDAQ: CATM) today announced it had received, as of 5:00 p.m., New York City time, on August 25, 2010 (the “Consent Expiration”), tenders and consents from holders of approximately $97.6 million of the $200 million aggregate principal amount of its outstanding 9 1/4% Senior Subordinated Notes due 2013 (the “Notes”) in connection with its previously announced tender offer and consent solicitation for the Notes, which commenced on August 12, 2010 and is described in the Offer to Purchase and Consent Solicitation Statement dated August 12, 2010 (the “Offer to Purchase”).
Cardtronics’ obligation to accept for purchase, and to pay for, any Notes pursuant to the tender offer is subject to a number of conditions that are set forth in the Offer to Purchase, including (i) the closing today of Cardtronics’ previously-announced public offering of $200 million aggregate principal amount of 8 1/4% Senior Subordinated Notes due 2018 and (ii) the execution of a supplemental indenture implementing certain proposed amendments. Subject to the satisfaction or waiver of these conditions, later today all Holders who validly tendered (and did not validly withdraw) their Notes prior to the Consent Expiration will receive total consideration equal to $1,025.63 per $1,000 principal amount of the Notes, which includes a consent payment of $25.00 per $1,000 principal amount of the Notes, plus accrued and unpaid interest on the Notes up to, but not including, the payment date. Because the requisite consents were not received, Cardtronics intends to waive the requirement to execute a supplemental indenture prior to its acceptance of the Notes.
Holders who tender (and do not validly withdraw) their Notes after the Consent Expiration and prior to the expiration of the tender offer, will be entitled to receive consideration equal to $1,000.63 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the payment date. Holders of Notes tendered after the Consent Expiration will not receive a consent payment. The tender offer will expire at 11:59 a.m., New York City time, on September 9, 2010, unless extended by Cardtronics.
The complete terms and conditions of the tender offer are described in the Offer to Purchase, copies of which may be obtained from D.F. King & Co., Inc., the depositary and information agent, at (800) 431-9643 (U.S. toll free) or, for banks and brokers, (212) 269-5550.
Cardtronics has engaged BofA Merrill Lynch to act as the exclusive dealer manager and solicitation agent in connection with the tender offer. Questions regarding the terms of the tender offer may be directed to BofA Merrill Lynch, Debt Advisory Services, at (888) 292-0070 (U.S. toll free) and (980) 388-9217 (collect).
This press release does not constitute an offer to purchase the Notes or a solicitation of consents to amend the related indenture. The tender offer is made solely pursuant to the Offer to Purchase. The tender offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ABOUT CARDTRONICS
Cardtronics, headquartered in Houston, Texas, provides automated consumer financial services through its network of ATMs and multi-function financial services kiosks throughout the United States, the United Kingdom and Mexico.
The Cardtronics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=991.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release are forward-looking and are based upon Cardtronics’ current belief as to the outcome and timing of future events. All statements, other than statements of historical facts, that address activities that Cardtronics plans, expects, believes, projects, estimates or anticipates will, should or may occur in the future, including future capital expenditures and future financial or operating results, are forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include the timing and extent of changes in operating risks, liquidity risks, legislative developments and other risk factors and known trends and uncertainties as described in Cardtronics’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Cardtronics’ actual results and plans could differ materially from those expressed in the forward-looking statements. Cardtronics undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.